UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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UNITED PANAM FINANCIAL CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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UNITED PANAM FINANCIAL CORP.

NOTICE OF 2006 ANNUAL MEETING OF SHAREHOLDERS

AND

PROXY STATEMENT

DATE:	Thursday, June 22, 2006
TIME:	9:00 a.m.
PLACE:	United PanAm Financial Corp. 3990 Westerly Place, Suite 200 Newport Beach, CA 92660

3990 Westerly Place, Suite 200 Newport Beach, CA 92660 Phone: (949) 224-1917 Fax: (949) 224-1912

May 17, 2006

Dear Shareholder:

It is my pleasure to invite you to United PanAm Financial Corp.’s (“UPFC”) 2006 Annual Meeting of Shareholders.

We will hold the meeting on Thursday, June 22, 2006 at 9:00 a.m., at our corporate headquarters, 3990 Westerly Place, Suite 200, Newport Beach, CA 92660. In addition to the formal items of business, I will review the major developments of 2005 and answer your questions.

This booklet includes the Notice of Annual Meeting, the Proxy Statement, and a copy of the 2005 Annual Report to Shareholders. The Proxy Statement describes the business that we will conduct at the meeting and provides information about UPFC.

Your vote is important. Whether or not you plan to attend the meeting, please complete, date, sign and return the enclosed proxy card promptly in the enclosed postage paid envelope so that your shares will be represented at the meeting. If you receive more than one proxy card because you own shares registered in different names or at different addresses, please be sure to separately complete and return each proxy card. If you attend the meeting and prefer to vote in person, you may do so.

We look forward to seeing you at the meeting.

Sincerely,

Guillermo Bron
Chairman of the Board

UNITED PANAM FINANCIAL CORP.

NOTICE OF 2006 ANNUAL MEETING OF SHAREHOLDERS

Date:	Thursday, June 22, 2006
Time:	9:00 a.m.
Place:	United PanAm Financial Corp. 3990 Westerly Place, Suite 200 Newport Beach, CA 92660

Dear Shareholders:

At our 2006 Annual Meeting, we will ask you to:

•	Elect three (3) directors to serve terms of two years;

•	Ratify the selection of Grobstein, Horwath & Company LLP as our independent accountants for 2006; and

•	Transact any other business that may properly be presented at the Annual Meeting.

If you were a shareholder of record at the close of business on April 25, 2006, you may vote at the Annual Meeting.

IT IS IMPORTANT THAT ALL SHAREHOLDERS VOTE. WE URGE YOU TO SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE, REGARDLESS OF WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. IF YOU DO ATTEND THE MEETING, YOU MAY THEN WITHDRAW YOUR PROXY AND VOTE IN PERSON. IN ORDER TO FACILITATE THE PROVIDING OF ADEQUATE ACCOMMODATIONS, PLEASE INDICATE ON THE PROXY CARD WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING.

By Order of the Board of Directors

Ray C. Thousand
President, Chief Executive Officer and Secretary

Newport Beach, California

Dated: May 17, 2006

PROXY STATEMENT FOR UNITED PANAM FINANCIAL CORP.

2006 ANNUAL MEETING OF SHAREHOLDERS

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why Did You Send Me this Proxy Statement?

We sent you this Proxy Statement and the enclosed proxy card because our Board of Directors is soliciting your proxy to vote at the 2006 Annual Meeting of Shareholders. This Proxy Statement summarizes the information you need to know to cast an informed vote at the Annual Meeting. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply complete, sign, date and return the enclosed proxy card.

Along with this Proxy Statement, we are also sending you the United PanAm Financial Corp. (“UPFC”) 2005 Annual Report, which includes our financial statements.

Who is Entitled to Vote?

We will begin sending this Proxy Statement, the attached Notice of Annual Meeting and the enclosed proxy card on May 17, 2006 to all shareholders entitled to vote. Shareholders who owned UPFC common stock at the close of business on April 25, 2006 are entitled to vote. On this record date, there were 17,243,978 shares of UPFC common stock outstanding. UPFC common stock is our only class of voting stock. We are also authorized to issue up to 2,000,000 shares of non-voting preferred stock, but have not yet chosen to do so.

What Constitutes a Quorum?

A majority of our outstanding shares as of the record date must be present, in person or represented by proxy, in order to hold the Annual Meeting and conduct business. This is called a quorum. Your shares are counted as present in person or represented by proxy at the Annual Meeting if you are present in person at the meeting or if you have properly submitted a proxy by telephone, Internet or mail. We will include proxies marked as abstentions and broker non-votes in determining the number of shares present at the meeting.

How Many Votes Do I Have?

Each share of UPFC common stock that you owned at the close of business on April 25, 2006 entitles you to one vote. The proxy card indicates the number of votes that you have.

How Do I Vote By Proxy?

Whether or not you plan to attend the Annual Meeting, we urge you to complete, sign and date the enclosed proxy card and to return it promptly in the self-addressed, postage paid envelope provided. Returning the proxy card will not affect your right to attend the Annual Meeting and vote in person.

If you properly fill in your proxy card and send it to us in time to vote, your “proxy” (one of the individuals named on your proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your proxy will vote your shares as recommended by the Board of Directors as follows:

•	“FOR” the election of three (3) nominees for director (see page 21); and

•	“FOR” ratification of the selection of Grobstein, Horwath & Company LLP as independent accountants for 2006 (see page 21).

If any other matter is presented, your proxy will vote in accordance with the recommendation of the Board of Directors, or, if no recommendation is given, in accordance with his best judgment. At the time this Proxy Statement was mailed, we knew of no matters which needed to be acted on at the Annual Meeting other than those discussed in this Proxy Statement.

What is the Effect of Broker Non-Votes and Abstentions?

If you hold your shares of UPFC common stock in “street name” (that is, through a broker or other nominee) and you fail to instruct your broker or nominee as to how to vote such shares of common stock, your broker or nominee may, in its discretion, vote your shares “FOR” the election of the nominees for director set forth herein and “FOR” ratification of the appointment of Grobstein, Horwath & Company LLP as our independent public accountants for the year ending December 31, 2006.

California law requires the following two votes to adopt any proposal (other than the election of directors): (i) the affirmative vote of a majority of the shares represented and voting at the annual meeting, unless the vote of a greater number is required by law or by our Articles of Incorporation and (ii) the affirmative vote of at least a majority of the shares required to constitute a quorum. In determining whether the first vote under (i) has been obtained, abstentions and broker non-votes are not treated as shares voting and therefore will not affect the vote on any proposal. In determining whether the second vote under (ii) has been obtained, abstentions and broker non-votes will have the effect of votes cast AGAINST each of the proposals. That is, abstentions and broker non-votes will reduce the number of affirmative votes and therefore reduce the total percentage of votes the proposal might otherwise have received.

May I Vote Electronically over the Internet or by Telephone?

We have not set up procedures to allow voting over the Internet or by telephone. Accordingly, shareholders whose shares are registered in their own names may vote personally at the meeting or by completing and returning the proxy card in the self-addressed, postage paid envelope provided.

If your shares are registered in the name of a bank or brokerage firm, you may be eligible to vote your shares electronically over the Internet or by telephone. A large number of banks and brokerage firms are participating in the ADP Investor Communication Services online program. This program provides eligible shareholders who receive a paper copy of this Proxy Statement the opportunity to vote over the Internet or by telephone. If your bank or brokerage firm is participating in ADP’s program, your proxy card will provide the instructions. If your proxy card does not reference Internet or telephone information, please complete and return the proxy card in the enclosed self-addressed, postage paid envelope.

May I Change My Vote After I Return My Proxy?

Yes. If you fill out and return the enclosed proxy card, you may change your vote at any time before the vote is conducted at the Annual Meeting. You may change your vote in any one of three ways:

•	You may send to UPFC’s Secretary another completed proxy card with a later date;

•	You may notify UPFC’s Secretary in writing before the Annual Meeting that you have revoked your proxy; or

•	You may attend the Annual Meeting and vote in person.

How Do I Vote in Person?

If you plan to attend the Annual Meeting and vote in person, we will give you a ballot form when you arrive. However, if your shares are held in the name of your broker, bank or other nominee, you must bring an account statement, power of attorney or letter from the nominee indicating that you were the beneficial owner of the shares on April 25, 2006, the record date for voting.

What Vote is Required to Approve Each Proposal?

Proposal 1: Elect Three (3) Directors	The three nominees for director who receive the most votes will be elected. So, if you do not vote for a particular nominee, or you indicate “WITHHOLD AUTHORITY” to vote for a particular nominee on your proxy card, your vote will not count either “for” or “against” the nominee. Our Articles of Incorporation do not permit cumulative voting. Your proxy cannot be voted for a greater number of directors than three.

Proposal 2: Ratify Selection of Independent Public Accountants	The affirmative vote of a majority of the votes cast at the Annual Meeting on this proposal (which shares voting affirmatively also constitute at least a majority of the required quorum) is required to ratify the selection of independent public accountants. So, if you “ABSTAIN” from voting, it will have the same effect as a vote against this proposal.

The Effect of Broker Non-Votes	If your broker holds your shares in its name, the broker will be entitled to vote your shares on Proposals 1 and 2 even if it does not receive instructions from you.

If your broker does not vote your shares on Proposal 1, it will have no effect on the outcome of the proposal.

If your broker does not vote your shares on Proposal 2, it will have the same effect as a vote “against” that proposal.

How Many Directors Have Been Nominated?

Our Board of Directors is divided into two classes, with one-half of the directors elected each year for a two-year term. Our Board of Directors has nominated three individuals to stand for re-election as Class I directors. Your proxy cannot be voted for a greater number of directors than three, the number of nominees named by our Board.

How Are Directors Nominated?

The Nominating Committee of the Board of Directors nominated the individuals standing for election as directors at this meeting. Nominations for directors may be made by any UPFC shareholder pursuant to Section 2.11 of our Bylaws. Section 2.11 of our Bylaws provides that any shareholder may nominate individuals for election as directors as long as the shareholder complies with the timely notice provisions set forth in Section 2.11 (as well as any additional requirements under any applicable law or regulation). The timely notice provisions of Section 2.11 state as follows:

“A shareholder’s notice shall be delivered to or mailed and received at the principal executive offices of the corporation . . . not less than one hundred twenty (120) days prior to the day and month on which, in the immediately preceding year, the corporation’s proxy statement was released to shareholders or if the date of the annual meeting has been changed by more than thirty (30) days from the date contemplated at the time of the previous year’s proxy statement, no later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed. Such shareholder’s notice shall set forth (A) as to each person whom the shareholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of such person and (ii) the principal occupation or employment of such person and the class and number of shares of the corporation which are beneficially owned by such person that are required to be disclosed in solicitations of the proxies with respect to nominees for election as directors, pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including, without limitation, such person’s written consent to being named in the proxy statement as a nominee and to serving as a directors, if elected); (B) as to each action item required to be included on the agenda, a description, in sufficient detail, of the purpose and effect of the proposal to the extent necessary to properly inform all shareholders entitled to vote thereon prior to any such vote; and (C) as to the shareholder giving the notice, (i) the name and address, as they appear on the corporation’s books, of such shareholder and the class and (ii) number of shares of the corporation which are beneficially owned by such shareholder.”

No person nominated by a shareholder shall be elected as a director of UPFC unless nominated in accordance with the procedures set forth in Section 2.11 of our Bylaws. Based on our Bylaws, any shareholder desiring to nominate directors at this meeting should have sent notice by January 13, 2006.

What are the Costs of Soliciting these Proxies?

We will pay all the costs of soliciting these proxies. In addition to mailing proxy-soliciting material, our directors, officers and employees also may solicit proxies in person, by telephone or by other electronic means of communication for which they will receive no compensation. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward the proxy materials to their principals and to obtain authority to execute proxies. We will then reimburse them for their reasonable expenses. In addition, we may pay for and use the services of individuals or companies specializing in the solicitation of proxies in connection with the solicitation of proxies, if the Board of Directors determines this is advisable. We have retained the services of U.S. Stock Transfer Corporation to assist in the distribution and tabulation of proxies at an estimated cost of $1,500, plus certain out-of-pocket expenses.

How Do I Obtain an Annual Report on Form 10-K?

If you would like a copy of our Annual Report on Form 10-K for the year ended December 31, 2005 that we filed with the Securities and Exchange Commission (“SEC”), we will send you one without charge. Please write to:

United PanAm Financial Corp. 3990 Westerly Place, Suite 200 Newport Beach, California 92660 Attention: Amy Evans, Assistant Secretary

INFORMATION ABOUT UPFC STOCK OWNERSHIP

Which Shareholders Own 5% or More of UPFC’s Common Stock?

The following table shows, as of April 25, 2006, all persons (including “groups” as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) we know to be “beneficial owners” of more than five percent (5%) of our common stock. This information is based on Schedule 13G reports filed with the SEC by each of the persons listed in the table below. If you wish, you may obtain a copy of these reports from the SEC.

	Common Stock Beneficially Owned(1)
Name and Address of Beneficial Owner	Number of Shares(2)	Percent of Class(3)
Guillermo Bron(4) 1901 Avenue of the Stars, Suite 470 Los Angeles, California 90067	7,703,515	42.16%

PAFGP, LLC(5) 1901 Avenue of the Stars, Suite 470 Los Angeles, California 90067	6,014,515	34.88%

Pan American Financial, L.P. 1901 Avenue of the Stars, Suite 470 Los Angeles, California 90067	6,014,515	34.88%

Ray Thousand(6) 3990 Westerly Place, Suite 200 Newport Beach, California 92660	1,667,407	8.83%

Wasatch Advisors, Inc. 150 Social Hall Avenue Salt Lake City, Utah 84111	1,898,303	11.01%

(1)	“Beneficial ownership” is a technical term broadly defined by the SEC to mean more than ownership in the usual sense. For example, a person has beneficial ownership of a share not only if he or she owns the share in the usual sense, but also if he or she has the power to vote, sell or otherwise dispose of the share. Beneficial ownership also includes that number of shares which a person has the right to acquire within 60 days of April 25, 2006.
(2)	Except as otherwise noted below, each of the persons identified above has sole voting and investment power over the shares of common stock shown as beneficially owned, subject to community property laws where applicable.
(3)	Shares of common stock issuable upon exercise of stock options exercisable within 60 days of April 25, 2006 are deemed outstanding for computing the percentage of the person holding such securities but are not deemed outstanding for computing the percentage of any other person.
(4)	Mr. Bron is not the record owner of any such shares but has the right to acquire within 60 days of April 25, 2006, 1,030,000 shares upon exercise of stock options granted pursuant to the UPFC Amended and Restated 1997 Employee Stock Incentive Plan, as amended (the “Stock Incentive Plan”). Mr. Bron beneficially owns 6,014,515 shares through his ownership in and control of PAFGP, LLC, which is the sole general partner of Pan American Financial, L.P. (“PAFLP”), and 659,000 shares through his ownership interest in and control of B2BF, L.P. If PAFLP were to distribute all shares owned by it as of April 25, 2006, Mr. Bron would be the record owner of 540,150 of such shares and would indirectly own 1,000 of such shares through PAFGP, LLC and 800,000 of such shares through B2BF, L.P.
(5)	PAFGP, LLC is not the record owner of any such shares. PAFGP, LLC beneficially owns all such shares in its capacity as the sole general partner of PAFLP. If PAFLP were to distribute all shares owned by it as of April 25, 2006, PAFGP, LLC would be the record owner of 1,000 of such shares.
(6)	Mr. Thousand is the record owner of 28,000 shares and has the right to acquire within 60 days of April 25, 2006, 1,639,407 shares upon exercise of stock options granted pursuant to the Stock Incentive Plan.

How Much of UPFC’s Common Stock is Owned by Directors and Executive Officers?

The following table shows, as of April 25, 2006, beneficial ownership of UPFC common stock by each of our directors, nominees for director, named executive officers and for all current directors and executive officers as a group.

	Common Stock Beneficially Owned(1)
Name of Beneficial Owner	Number of Shares(2)	Percent of Class(3)
Guillermo Bron(4)	7,703,515	42.16%
Ray C. Thousand(5)	1,667,407	8.83%
Mitchell G. Lynn(6)	211,128	1.22%
Ron R. Duncanson(7)	116,750	*
Luis Maizel(8)	118,648	*
Giles H. Bateman	32,355	*
Garland Koch(9)	240,205	1.38%
Mario Radrigan(10)	441,400	2.50%
All current directors and executive officers as a group (8 people)(11)	10,499,053	50.56%

*	Less than one percent.
(1)	“Beneficial ownership” is a technical term broadly defined by the SEC to mean more than ownership in the usual sense. For example, a person has beneficial ownership of a share not only if he or she owns the share in the usual sense, but also if he or she has the power to vote, sell or otherwise dispose of the share. Beneficial ownership also includes that number of shares which a person has the right to acquire within 60 days of April 25, 2006.
(2)	Except as otherwise noted below, each of the persons identified above has sole voting and investment power over the shares of common stock shown as beneficially owned, subject to community property laws where applicable.
(3)	Shares of common stock issuable upon exercise of stock options exercisable within 60 days of April 25, 2006 are deemed outstanding for computing the percentage of the person holding such securities but are not deemed outstanding for computing the percentage of any other person.
(4)	Includes (i) 6,014,515 shares beneficially owned through his ownership interest in and control of PAFGP, LLC, (ii) 659,000 shares beneficially owned through his ownership interest in and control of B2BF, L.P., and (iii) 1,030,000 shares issuable upon the exercise of stock options granted pursuant to the Stock Incentive Plan, which options are exercisable within 60 days of April 25, 2006.
(5)	Includes 1,639,407 shares issuable upon the exercise of stock options granted pursuant to the Stock Incentive Plan, which options are exercisable within 60 days of April 25, 2006.
(6)	Includes 57,500 shares issuable upon the exercise of stock options granted pursuant to the Stock Incentive Plan, which options are exercisable within 60 days of April 25, 2006.
(7)	Includes 106,250 shares issuable upon the exercise of stock options granted pursuant to the Stock Incentive Plan, which options are exercisable within 60 days of April 25, 2006. Excludes 4,300 shares held by Mr. Duncanson’s children, as to which shares Mr. Duncanson disclaims beneficial ownership.
(8)	Includes 117,500 shares issuable upon the exercise of stock options granted pursuant to the Stock Incentive Plan, which options are exercisable within 60 days of April 25, 2006. Excludes 2,000 shares held by LM Capital Management Pension Plan, as to which shares Mr. Maizel disclaims beneficial ownership. A trust related to Mr. Maizel is entitled to receive 91,727 shares of common stock held by PAFLP. Mr. Maizel disclaims beneficial ownership of the shares of common stock held by PAFLP except to the extent of his pecuniary interest therein.
(9)	Includes 129,680 shares issuable upon the exercise of stock options granted pursuant to the Stock Incentive Plan, which options are exercisable within 60 days of April 25, 2006.
(10)	Includes 439,400 shares issuable upon the exercise of stock options granted pursuant to the Stock Incentive Plan, which options are exercisable within 60 days of April 25, 2006.
(11)	Includes 3,519,737 shares issuable upon the exercise of stock options granted pursuant to the Stock Incentive Plan, which options are exercisable within 60 days of April 25, 2006.

BOARD MATTERS

The Board of Directors is committed to good business practices, transparency in financial reporting and the highest level of corporate governance. To that end, the Board has engaged in a regular process of reviewing our corporate governance policies and practices in light of proposed and adopted laws and regulations, including the Sarbanes-Oxley Act of 2002, the rules of the SEC, and the rules and listing standards of the Nasdaq National Market (“Nasdaq”).

Board Qualification and Selection Process

Our Nominating Committee reviews, evaluates and proposes prospective candidates for our Board of Directors. The Nominating Committee recommends director nominees for selection to our Board and the Board selects the nominees for election as directors. Each member of our Board should possess the highest personal and professional ethics and integrity and be devoted to representing the best interests of UPFC and its shareholders. The goal of the Nominating Committee is to maintain a strong and experienced Board by continually assessing the Board’s business background, current responsibilities, level of independence, community involvement and expected period of time available for service. In evaluating director nominees, the Nominating Committee considers a variety of factors, including the mix of skills, experience, contacts and other qualities. Other important factors to be considered by the Nominating Committee in the selection of nominees for the position of director include current knowledge and contacts in UPFC’s industry and other industries relevant to UPFC’s business, ability to work together as an effective group and ability to commit adequate time to serve as a director.

The Nominating Committee will conduct an annual assessment of the composition of the Board, and will advise the Board on any proposed changes or enhancements to Board composition and structure. The Nominating Committee has the authority to retain a search firm to identify director candidates.

Our policies and procedures regarding the selection of director nominees are described in greater detail in the Nominating Committee Charter, which is available on our website at www.upfc.com. In addition, printed copies of the Nominating Committee Charter are available upon written request to:

Amy Evans, Assistant Secretary United PanAm Financial Corp. 3990 Westerly Place, Suite 200 Newport Beach, CA 92660

Consideration of Shareholder Nominees

The policy of the Nominating Committee is to consider properly submitted shareholder recommendations for candidates for membership on the Board of Directors. In evaluating potential nominees, the Nominating Committee will look at the same factors described under the heading “Board Qualification and Selection Process” above. Recommendations for director nominees must be submitted in writing, should meet the requirements of Section 2.11 of our Bylaws and should be sent to:

Amy Evans, Assistant Secretary United PanAm Financial Corp. 3990 Westerly Place, Suite 200 Newport Beach, CA 92660

The Nominating Committee will then screen potential candidates to determine if they meet the qualification criteria. For those candidates who meet the criteria, the Nominating Committee will conduct a due diligence review of the candidates’ qualifications. Additional procedures for shareholders to directly nominate directors is set forth above under the heading “How Are Directors Nominated?”

Executive Sessions

Executive sessions of independent directors will be held from time to time. The Board contemplates that executive sessions will occur at least twice a year in conjunction with regularly scheduled Board meetings.

Attendance at Annual Meetings

Although we do not have a formal policy regarding attendance by members of our Board of Directors at our annual meetings, it is customary for all of our directors to attend such meetings. All of our directors attended the 2005 annual meeting of shareholders.

Communications with the Board

Individuals may communicate directly with the Board of Directors by writing to the Chairman of the Board at the following address:

United PanAm Financial Corp. Attn: Chairman of the Board 3990 Westerly Place, Suite 200 Newport Beach, CA 92660 Phone 949-224-1917 / Fax 949-224-1912

The communication may be mailed, delivered by personal delivery, messenger, courier, facsimile or regular, certified or registered mail.

Code of Ethics

We have adopted a Code of Personal Business Conduct and Ethics governing activities by all directors, officers and employees. The Code of Personal Business Conduct and Ethics is available on our website at www.upfc.com. In addition, printed copies of the Code of Personal Business Conduct and Ethics are available upon written request to:

Amy Evans, Assistant Secretary United PanAm Financial Corp. 3990 Westerly Place, Suite 200 Newport Beach, CA 92660

Any amendments or waivers to the Code of Personal Business Conduct and Ethics will promptly be disclosed by posting on our website.

INFORMATION ABOUT DIRECTORS AND EXECUTIVE OFFICERS

Board of Directors

The Board of Directors oversees our business and monitors the performance of management. In accordance with corporate governance principles, the Board does not involve itself in day-to-day operations. The directors keep themselves informed through, among other things, discussions with the Chief Executive Officer, other key executives and our principal external advisers (legal counsel, outside auditors, investment bankers and other consultants), by reading reports and other materials that we send them and by participating in Board and committee meetings.

The full Board met 13 times during 2005. Each director attended at least 75% of the aggregate of (i) the total number of meetings of the Board held during the period for which he served as a director, and (ii) the total number of meetings of the committees on which he served.

Independent Directors

The Board of Directors has determined that all of its directors and nominees for election as directors at the Annual Meeting are “independent,” as defined under Rule 4200(a)(15) of the Nasdaq listing standards, except for Guillermo Bron and Ray Thousand.

Committees of the Board

The Board may delegate portions of its responsibilities to committees of its members. These “standing committees” of the Board meet at regular intervals to attend to their particular areas of responsibility. Our Board has three standing committees: an Audit Committee, a Compensation Committee and a Nominating Committee.

Audit Committee

The Audit Committee operates under a written charter adopted by the Board of Directors. Among other things, the purpose of the Audit Committee is to oversee and monitor the integrity of our financial statements and our internal accounting and financial controls, our independent auditor’s qualifications, independence and compensation, the performance of our internal audit function and independent auditors, and our compliance with legal and regulatory requirements.

The Audit Committee is chaired by Mr. Duncanson, and consists of Messrs. Duncanson, Lynn and Maizel. The Board has determined that each of Mr. Duncanson, Mr. Lynn and Mr. Maizel is an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K. The Board has also determined that each of Mr. Duncanson, Mr. Lynn and Mr. Maizel is an independent director and meets each of the other requirements for Audit Committee members under the applicable listing standards of Nasdaq.

The Audit Committee held 4 formal meetings in 2005. A copy of the current charter for the Audit Committee is available on our website at www.upfc.com. The charter is reviewed annually. The report of the Audit Committee for the 2005 fiscal year is found on page 15 of this Proxy Statement.

Compensation Committee

The Compensation Committee operates under a written charter adopted by the Board of Directors. Among other things, the purpose of the Compensation Committee is to oversee UPFC’s compensation and employee benefit plans and practices, including its executive compensation plans and its incentive-compensation and equity-based plans, review and recommend to the Board of Directors the salaries, bonuses and perquisites of our executive officers, determine the individuals to whom, and the terms upon which, awards under our Stock Incentive Plan, management incentive plans and 401(k) plan are granted, make periodic reports to the Board of Directors as to the status of such plans, and review and recommend to the Board of Directors additional compensation plans.

The Compensation Committee is chaired by Mr. Lynn, and consists of Messrs. Lynn, Duncanson and Maizel. The Board has determined that each of Mr. Lynn, Mr. Duncanson and Mr. Maizel is an independent director under the applicable listing standards of Nasdaq.

The Compensation Committee held 2 formal meetings in 2005. A copy of the current charter for the Compensation Committee is available on our website at www.upfc.com. The charter is reviewed annually. The report of the Compensation Committee for the 2005 fiscal year is found on page 18 of this Proxy Statement.

Nominating Committee

The Nominating Committee operates under a written charter adopted by the Board of Directors. Among other things, the purpose of the Nominating Committee is to recommend to the Board the director nominees to be proposed by UPFC for election at each annual meeting of shareholders, assist in the identification, evaluation and nomination of potential candidates for membership on the Board and make recommendations regarding overall Board composition, recommend performance criteria and conduct evaluations of Board performance, and recommend to the Board director nominees for each committee.

The Nominating Committee is chaired by Mr. Duncanson, and consists of Messrs. Duncanson, Lynn and Maizel. The Board has determined that each of Mr. Duncanson, Mr. Lynn and Mr. Maizel is an independent director under the applicable listing standards of Nasdaq.

The Nominating Committee held 1 formal meeting in 2005. A copy of the current charter for the Nominating Committee is available on our website at www.upfc.com. The charter is reviewed annually.

Compensation Committee Interlocks and Insider Participation

All decisions involving executive officer compensation are made by our Compensation Committee, consisting of Messrs. Duncanson, Lynn and Maizel. None of the members of the Compensation Committee is or has been an officer or employee of UPFC or any of its subsidiaries. None of our executive officers currently serves as a director or member of the compensation committee of another entity or of any other committee of another entity’s board of directors performing similar functions.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and persons who own more than 10% of our common stock to file reports of ownership and changes in ownership with the SEC. These persons are required to provide us with copies of all Section 16(a) reports that they file. Based solely upon a review of these reports and written representations from our directors and executive officers, we believe that all Section 16(a) filing requirements were satisfied during or with respect to the year ended December 31, 2005.

How We Compensate Directors

Each non-employee director is paid $30,000 per year for service on the Board of Directors, plus an additional $20,000 per year for service as chair of the Audit Committee. This compensation is payable quarterly. Directors who were also employees during 2005 were not compensated for their services on the Board of Directors.

We reimburse directors for all reasonable and documented expenses incurred as a director. In addition, directors are eligible to participate in our Stock Incentive Plan and all directors have been granted options in accordance with such plan. Stock options granted to directors generally vest annually, subject to continued service either on the Board of Directors or as employees of UPFC. Directors are also entitled to the protection of certain indemnification provisions in our Articles of Incorporation and Bylaws.

Certain Relationships and Related Transactions

On July 26, 2005, we entered into the Second Amended and Restated Registration Rights Agreement (which amended and restated that certain Amended and Restated Registration Rights Agreement entered into on

September 29, 2004 and effective as of July 1, 2004). Pursuant to this agreement, we will pay certain costs associated with a secondary offering by Pan American Financial, L.P. and will receive reimbursement upon the earlier to occur of (a) certain dates which are delineated in the agreement, and (b) the completion of the offering. Guillermo Bron, Chairman of the Board of Directors, is the managing member of PAFGP, LLC, which is the sole general partner of Pan American Financial, L.P. As of April 25, 2006, Pan American Financial, L.P. has reimbursed us for all such costs that we incurred in connection with the offering.

Biographical Information of Directors and Nominees

The following table lists the nominees and directors of UPFC and provides their respective ages and current positions with the Company as of April 25, 2006. Biographical information for each such person is provided below.

Name	Age	Position	Term Expires
Giles H. Bateman	61	Director	2006
Guillermo Bron	54	Chairman of the Board	2007
Ron R. Duncanson	45	Director	2006
Mitchell G. Lynn	57	Director	2006
Luis Maizel	55	Director	2007
Ray C. Thousand	48	President, Chief Executive Officer, Secretary and Director	2007

Nominees for Election at 2006 Annual Meeting (Class I)

Giles H. Bateman. Mr. Bateman has served as a director of UPFC since April 2006. Mr. Bateman was a co-founder of Price Club in 1976 and served as Chief Financial Officer and Vice Chairman there until 1991. Mr. Bateman served as non-executive chairman of CompUSA Inc., a publicly traded retailer of computer hardware, software, accessories and related products, from 1994 until he retired in 2000. Mr. Bateman serves as a director, and the chair of the audit committee, of WD-40 Company and Tuesday Morning Corporation. He also serves as a director of four private companies. Mr. Bateman is currently the Entrepreneur in residence at San Diego State University.

Ron R. Duncanson. Mr. Duncanson has served as a director of UPFC since May 1999, and currently serves as Chairman of UPFC’s Audit Committee and Nominating Committee. Mr. Duncanson served as a director of Pan American Bank, FSB (the “Bank”), a federally chartered savings association and wholly-owned subsidiary of UPFC, from 1994 until its dissolution in February 2005. Mr. Duncanson has also served as a management consultant to Vintaco, Inc., where he oversees startup businesses and an active mid-size commercial real estate portfolio, since 1992. Prior to joining Vintaco, Inc., Mr. Duncanson served six years with the Treasury Department, Office of Thrift Supervision, where he was a senior analyst in mergers and acquisitions. Mr. Duncanson was an auditor for Wells Fargo Bank from 1984 to 1986.

Mitchell G. Lynn. Mr. Lynn has served as a director of UPFC since April 2001, and currently serves as Chairman of UPFC’s Compensation Committee. Mr. Lynn served as a director of the Bank from 2001 until its dissolution in February 2005. Since 1995, Mr. Lynn has been Founder and President of CRI2000, LP and several subsidiaries which engage in a variety of activities, but primarily the design, development and manufacturing of consumer products for wholesale distribution. From 1979 to 1994, Mr. Lynn held various senior executive level positions including member of the board of directors and executive committee with the Price Company and Price/Costco. Mr. Lynn is currently a director of Bodega Latina, a warehouse grocery retailer focusing on the Hispanic market in Southern California.

Directors with Terms Expiring in 2007 (Class II)

Guillermo Bron. Mr. Bron has served as Chairman of the Board and a director of UPFC since April 1994, and as a director of the Bank from 1994 until its dissolution in February 2005. From 2000 to 2002, Mr. Bron was a director of Telemundo Group, Inc. Mr. Bron is Managing Member of PAFGP, LLC, the sole general partner of

Pan American Financial, L.P. Mr. Bron founded UPFC and organized a Hispanic investor group that acquired certain assets and assumed certain liabilities of the Bank’s predecessor from the Resolution Trust Corporation in April 1994. Since July 1994, Mr. Bron has been an officer, director and principal stockholder of a general partner of Bastion Capital Fund, L.P., a private equity investment fund. Previously, Mr. Bron was a Managing Director of Corporate Finance and Mergers and Acquisitions at Drexel Burnham Lambert.

Ray C. Thousand. Mr. Thousand has served as a director of UPFC since September 2000, as Chief Executive Officer of UPFC since June 2004, as President and Secretary of UPFC since January 2001, and as Chief Operating Officer of UPFC from January 2001 until June 2004. Mr. Thousand has served as President, Chief Executive Officer and a director of United Auto Credit Corporation (“UACC”), a wholly-owned subsidiary of UPFC, since February 1996. Mr. Thousand also served as President and Chief Executive Officer of the Bank from January 2001 until its dissolution in February 2005. Previously, Mr. Thousand held positions in consumer and commercial lending with Norwest Financial from 1979 to 1985, and executive positions with Bank of America/Security Pacific Credit from 1985 to 1993, TransAmerica Business Credit in 1994 and Fidelity Funding Financial Group from 1994 to 1995 with emphasis on lending to consumer finance companies engaged in indirect automobile lending.

Luis Maizel. Mr. Maizel has served as a director of UPFC since October 1997, and currently serves as Chairman of UPFC’s Investment Committee. Mr. Maizel has been President of LM Capital Group, LLC since 1989 and LM Advisors, Inc. since 1984. Mr. Maizel currently serves as a director of both such companies, which are pension fund management and financial consulting firms. From 1980 to 1984, Mr. Maizel was President of Industrias Kuick, S.A. and Blount Agroindustras, S.A., manufacturers of agribusiness equipment.

Biographical Information of Executive Officers

The following table lists the executive officers of UPFC and provides their respective ages and current positions with the Company as of April 25, 2006. Biographical information for each such person, other than Guillermo Bron and Ray C. Thousand, whose biographies are provided above under the heading “Biographical Information of Directors and Nominees,” is provided below.

Name	Age	Position
Guillermo Bron	54	Chairman of the Board
Ray C. Thousand	48	President, Chief Executive Officer, Secretary and Director
Garland W. Koch	54	Executive Vice President and Chief Financial Officer
Mario Radrigan	44	Executive Vice President and Chief Administrative Officer

Garland W. Koch. Mr. Koch has served as Executive Vice President and Chief Financial Officer of UPFC since June 2004, and as Senior Vice President and Chief Financial Officer of UPFC from July 2001 until June 2004. Mr. Koch has served as Senior Vice President and Chief Financial Officer of UACC since October 2000, as Executive Vice President and Chief Financial Officer of the Bank from June 2004 until its dissolution in February 2005, and as Senior Vice President and Chief Financial Officer of the Bank from July 2001 until June 2004. From December 1994 to October 2000, Mr. Koch served as Senior Vice President and Chief Financial Officer of First Citizens National Bank and as Vice President and Chief Financial Officer of First Citizens Financial Corporation, both located in Mason City, Iowa. From March 1987 to December 1994, Mr. Koch served as Senior Vice President and Chief Financial Officer of First National Bank in Clarion, Iowa.

Mario Radrigan. Mr. Radrigan has served as Executive Vice President and Chief Administrative Officer of UPFC since June 2004, as Senior Vice President of UPFC from July 2001 until June 2004, and as Executive Vice President, Senior Vice President and Vice President of Marketing of UACC since February 1996. Mr. Radrigan also served as Senior Vice President of the Bank from July 2001 until its dissolution in February 2005. From September 1993 until February 1996, Mr. Radrigan served as Finance Director of Webb Automotive Group. Mr. Radrigan also served as Finance Director of Peyton Cramer Automotive Group from June 1988 to September 1993, as Senior Credit Analyst for Toyota Motor Credit Corporation from February 1986 to June 1988, and as Account Representative for General Motors Acceptance Corporation from August 1981 to February 1986.

How We Compensate Executive Officers

The following table summarizes information about compensation paid to or earned by our Chief Executive Officer and compensation paid to or earned by our four other most highly compensated executive officers who earned salary and bonus compensation in excess of $100,000 during 2005 and were serving as executive officers at December 31, 2005. In all cases, the officers concerned earned all the compensation shown for their services, in all their capacities, to UPFC or its subsidiaries during 2005, 2004, and 2003.

						Long-Term Compensation
		Annual Compensation				Awards			Payouts
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)		Restricted Stock Awards	Securities Underlying Options/ SARs		LTIP Payouts	All Other Compensation ($)
Guillermo Bron Chairman of the Board(3)	2005 2004 2003	225,000 191,000 150,000	150,000 150,000 127,500	2,400 2,400 2,400	(1) (1) (1)	— — —	— — —		— — —	— — —

Ray C. Thousand President, Chief Executive Officer and Secretary	2005 2004 2003	325,000 300,000 240,000	360,000 240,000 220,000	2,400 2,400 2,400	(1) (1) (1)	— — —	— — —		— — —	— — —

Garland W. Koch Executive Vice President and Chief Financial Officer	2005 2004 2003	175,000 150,000 150,000	100,000 75,000 75,000	6,000 5,400 2,400	(1) (1) (1)	— — —	— 10,000 —	(2)	— — —	— — —

Mario Radrigan Executive Vice President	2005 2004 2003	175,000 150,000 150,000	75,000 75,000 75,000	2,400 2,400 2,400	(1) (1) (1)	— — —	— 10,000 —	(2)	— — —	— — —

(1)	Consists of an automobile allowance.
(2)	Consists of shares issuable pursuant to options granted under the Stock Incentive Plan.
(3)	Mr. Bron served as Chief Executive Officer of UPFC from January 2001 until June 2004.

There were no stock options or stock compensation rights granted during 2005 to the executive officers.

The following table sets forth specific information concerning exercises of options to purchase UPFC common stock in 2005, and unexercised options held as of December 31, 2005, by the named executive officers.

Aggregated Option Exercises in Fiscal Year 2005 and Fiscal Year-End Option Values

Name	Shares Acquired on Exercise (#)	Value Realized ($)(2)	Number of Shares of Common Stock Underlying Unexercised Options at Year-End (#)		Value of Unexercised In-the-Money Options at Year-End(1) ($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Guillermo Bron	—	—	1,030,000	—	$14,056,100	$—
Ray C. Thousand	435,843	10,116,472	1,450,407	234,000	28,671,221	4,016,520
Garland Koch	—	—	112,680	23,000	2,153,793	321,250
Mario Radrigan	—	—	401,400	42,000	8,680,554	668,040

(1)	The value of unexercised “in-the-money” options is the difference between the closing market price ($25.87 per share) of common stock on December 31, 2005 as reported on the Nasdaq National Market and the exercise price of the option, multiplied by the number of shares subject to the option. No value was reported for options granted with an exercise price in excess of the December 31, 2005 closing market price.
(2)	The value realized is the difference between the fair market value of the underlying stock at the time of exercise and the exercise price.

The following table summarizes information as of December 31, 2005 relating to equity compensation plans of UPFC pursuant to which grants of options, restricted stock or other rights to acquire shares may be acquired from time to time.

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)
Equity compensation plans approved by security holders	4,574,390	$10.07	564,510
Equity compensation plans not approved by security holders	—	—	—

Total	4,574,390	$10.07	564,510

Employment Contracts, Termination of Employment and Change-in-Control Arrangements

We have entered into employment agreements with Messrs. Bron, Thousand, Radrigan and Koch.

We have entered into an employment agreement with Guillermo Bron under which Mr. Bron is employed as the Chairman of the Board for the two years through December 31, 2006. Under this agreement Mr. Bron is entitled to receive:

•	an annual salary of $225,000 in 2005 and $250,000 in 2006;

•	an annual bonus subject to the discretion of the Board of Directors; and

•	an automobile allowance of $200 per month.

We have entered into an employment agreement with Ray C. Thousand under which Mr. Thousand will be employed as President and Chief Executive Officer of both UPFC and UACC for the five years through December 8, 2010. Under this agreement, Mr. Thousand is entitled to:

•	an annual base salary of $350,000 through December 7, 2006, $375,000 through December 7, 2007, $400,000 through December 7, 2008, $425,000 through December 7, 2009 and $450,000 through December 7, 2010;

•	an annual cash bonus of up to 100% of his base salary based upon the satisfaction of specified performance goals relating to loan volume, pre-tax profit, delinquencies and charge-offs; and

•	an automobile allowance of $200 per month.

We have entered into an employment agreement with Mario Radrigan under which Mr. Radrigan will be employed as Executive Vice President of UPFC for the three years through March 1, 2008. Under this agreement, Mr. Radrigan is entitled to:

•	an annual base salary of $180,000 through February 28, 2006, $190,000 through February 28, 2007 and $200,000 through February 28, 2008;

•	an annual cash bonus of up to 50% of his base salary based upon the satisfaction of specified performance goals relating to loan volume, pre-tax profit, delinquency and charge-offs; and

•	an automobile allowance of $200 per month.

We have entered into an employment agreement with Garland Koch under which Mr. Koch will be employed as Executive Vice President and Chief Financial Officer of UPFC for the three years through March 1, 2008. Under this agreement, Mr. Koch is entitled to:

•	an annual base salary of $180,000 through February 28, 2006, $190,000 through February 28, 2007 and $200,000 through February 28, 2008;

•	an annual cash bonus of up to 50% of his base salary based upon the satisfaction of specified performance goals relating to loan volume, pre-tax profit, delinquency and charge-offs; and

•	an automobile allowance of $500 per month.

Audit Committee Report

The following Report of the Audit Committee of the Board of Directors shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that we specifically incorporate the information contained in the report by reference, and shall not otherwise be deemed filed under such acts.

The Audit Committee of UPFC’s Board of Directors (the “Committee”) operates under a written charter adopted by the Board of Directors.

The Committee met and held discussions with management and the independent accountants regarding current audit activities and the plans and results of selected internal audits. Management has the primary responsibility for UPFC’s systems of internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of UPFC’s consolidated financial statements in accordance with generally accepted accounting standards and to issue a report thereon. The Committee’s responsibility is to monitor and oversee these processes. The Committee also provides guidance in matters regarding ethical considerations and business conduct and monitors compliance with laws and regulations. The Committee relies, without independent verification, on the information provided to it and on the representations made by management and the independent accountants.

The Committee appointed UPFC’s independent accountants, subject to shareholder ratification. UPFC’s independent accountants also provided to the Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independent Discussions with Audit Committees), and the Committee discussed with the independent accountants that firm’s independence.

Management represented to the Committee that UPFC’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees). Based on these discussions and reviews, the Committee recommended that the Board of Directors include the audited consolidated financial statements in UPFC’s Annual Report on Form 10-K for the year ended December 31, 2005 for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE

Ron R. Duncanson, Chairman

Luis Maizel

Mitchell G. Lynn

Independent Public Accountants

Resignation of KMPG LLP

On September 24, 2004, we received a letter from KPMG LLP (“KPMG”), our former independent auditors, confirming a telephone conversation with us that “the client-auditor relationship between [us] and [KPMG] has ceased.”

The reports of KPMG on our consolidated financial statements for the past two fiscal years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. In addition, during the last two fiscal years and the subsequent interim period through September 24, 2004, there were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to the satisfaction of KPMG, would have caused KPMG to make reference to the subject matter of the disagreements in connection with its report on the financial statements for such years.

The resignation of KPMG was approved by our Audit Committee, which discussed with representatives of KPMG certain material weaknesses in our internal financial reporting and accounting controls related to our processes for determining the adequacy of the allowance for loan losses and our lack of sufficient resources in financial reporting and accounting departments as described below.

•	Our individual static pool methodology utilized in estimating the appropriate amount of the allowance for loan losses and the related provision for loan losses was not sufficient to identify, on a timely basis, the additional provisions required to compensate for allowance shortfalls on an individual pool basis. In addition, our documentation was insufficient in addressing the systematic methodology of measuring loan losses and evaluating the appropriateness of the allowance for loan losses in conformity with the principles set forth in SEC Staff Accounting Bulletin No. 102.

•	Inadequate monitoring over financial accounting standards was noted in conjunction with inadequate controls to appropriately interpret and implement financial accounting standards in accordance with GAAP.

As of December 31, 2005, we completed our assessment of the effectiveness of our internal control over financial reporting and the remediation of the material weaknesses in our internal control over financial reporting noted by KPMG.

In accordance with Instruction 2 to Item 304 of Regulation S-K, a copy of the disclosures contained herein has been provided to KPMG prior to the filing of this Proxy Statement.

Disengagement of Stonefield Josephson, Inc.

On October 5, 2004, we announced the engagement of Stonefield Josephson, Inc. as our newly appointed independent accountants, replacing KPMG. Based upon discussions with Stonefield Josephson on October 19, 2004, we determined that we would not proceed with the previously announced engagement of Stonefield Josephson as our independent accountants. The decision that we would not proceed with the engagement was approved by our Audit Committee based upon discussions with Stonefield Josephson regarding their capacity to act as our auditors pursuant to the terms of the engagement letter dated October 4, 2004.

Stonefield Josephson prepared no report on our financial statements for any period, and there were no disagreements with Stonefield Josephson on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. Stonefield Josephson has not advised us of any matters constituting a reportable event for purposes of Item 304(a)(1)(v) of Regulation S-K.

In accordance with Instruction 2 to Item 304 of Regulation S-K, a copy of the disclosures contained herein has been provided to Stonefield Josephson, Inc. prior to the filing of this Proxy Statement.

Engagement of Successor Accountants

On October 19, 2004, the Audit Committee selected Grobstein, Horwath & Company LLP (“Grobstein”) as a replacement to KPMG and Stonefield Josephson. We have authorized KPMG and Stonefield Josephson to fully respond to the inquiries of Grobstein, as our successor accountants.

Principal Accountant Fees and Services

The following is a summary of the fees billed to us by our current independent public accountant firm, Grobstein, Horwath & Company LLP for professional services rendered for the fiscal years ended December 31, 2005 and December 31, 2004:

Types of Fees	2005	2004
Audit Fees	$2,194,311	$330,325
Audit-Related Fees	158,394	—
Tax Fees	105,567	—
All Other Fees	—	—
Total Fees	$2,458,272	$330,325

The following is a summary of the fees billed to us by our former independent public accountant firm, KPMG for professional services rendered for the fiscal years ended December 31, 2005 and December 31, 2004:

Types of Fees	2005	2004
Audit Fees	$—	$125,000
Audit-Related Fees	—	—
Tax Fees	—	191,391
All Other Fees	—	24,848
Total Fees	$—	$341,239

In the above tables, in accordance with the definitions of the SEC, “Audit Fees” include fees for professional services rendered for the integrated audit of our consolidated financial statements included in our annual reports on Form 10-K and of our internal control over financial reporting, review of the unaudited financial statements included in our quarterly reports on Form 10-Q, preparation of agreed-upon-procedure reports associated with our securitization activities, consents, assistance with documents filed with the SEC, and accounting and reporting consultation in connection with the audit and/or quarterly reviews. “Audit-Related Fees” are fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements, and include fees for professional services rendered in the preparation of comfort letters associated with documents filed with the SEC. “Tax Fees” include fees for tax compliance and tax planning. “All Other Fees” are fees for any services not included in the first three categories.

Pre-Approval Policies and Procedures

The Audit Committee has adopted a policy that requires advance approval of all audit, audit-related, tax services, and other services performed by the independent auditors. The policy provides for pre-approval by the Audit Committee of specifically defined audit and non-audit services. Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the permitted service before the independent auditors are engaged to perform it. The Audit Committee has delegated to the Chair of the Audit Committee authority to approve permitted services provided that the Chair reports any decisions to the Committee at its next scheduled meeting.

The Audit Committee considered the compatibility of the provision of other services by its independent auditors with the maintenance of such independent auditors’ independence. The Audit Committee approved all audit and non-audit services provided by Grobstein in 2005.

Compensation Committee’s Report on Executive Compensation

The Report of the Compensation Committee of the Board of Directors shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that we specifically incorporate the information contained in the report by reference, and shall not otherwise be deemed filed under such acts.

The Compensation Committee establishes our overall compensation and employee benefits and approves specific compensation levels for executive officers. It is a goal of the Compensation Committee to implement executive officer compensation programs that further our business objectives and that attract, retain and motivate the highest qualified executive officers.

Our executive compensation policies and specific executive compensation programs are adopted and administered in accordance with the principal goal of maximizing return on shareholders’ equity. The Compensation Committee believes that this performance goal and the long-term interests of our shareholders are generally best achieved by attracting and retaining management of high quality and that such management will require commensurate compensation. The Compensation Committee believes that our executive officer compensation policies are consistent with this policy.

In addition, the Compensation Committee believes that while our compensation programs should reflect the philosophy that executive compensation levels be linked to UPFC’s performance, such compensation programs should also be competitive and consistent with those provided to others holding positions of similar responsibility in the banking and financial services industry. Our compensation plans are designed to assist us in attracting and retaining qualified employees critical to our long-term success, while enhancing employees’ incentives to perform to their fullest abilities, to increase profitability and to maximize shareholder value.

Certain of our executive officers, including the Chief Executive Officer, have written employment agreements with us (See “Employment Contracts, Termination of Employment and Change-in-Control Arrangements” on page 14, above). The Compensation Committee determines the levels of compensation that we grant in such employment agreements, and the levels of compensation that we grant to other executive officers from time to time, based on factors that it deems appropriate.

Annual compensation levels for executive officers and compensation levels to be implemented from time to time in written employment agreements with executive officers are determined by the Compensation Committee based primarily on its review and analysis of the following factors: the responsibilities of the position, the performance of the individual and his or her general experience and qualifications, our overall financial performance (including return on equity, levels of general and administrative expense and budget variances) for the previous year and the contributions to such performance measures by the individual or his or her department, the officer’s total compensation during the previous year, compensation levels paid by comparable companies in similar industries, the officer’s length of service with us, and the officer’s effectiveness in dealing with external and internal audiences. The Compensation Committee believes that the base compensation of the executive officers is competitive with companies of similar size and with comparable operating results in similar industries.

The base salary of our Chief Executive Officer was determined primarily on the terms of his employment agreement. The agreement set Mr. Thousand’s base salary at $325,000, and provides for an annual cash bonus of up to 100% of his base salary based upon the satisfaction of specified performance goals relating to loan volume, pre-tax profit, delinquencies and charge-offs. Based on the foregoing, in 2005 Mr. Thousand received a base salary of $325,000 and a bonus of $360,000.

While the Compensation Committee establishes salary and bonus levels based on the above described criteria, the Compensation Committee also believes that encouraging equity ownership by executive officers further aligns the interests of the officers with the performance objectives of our shareholders and enhances our ability to attract and retain highly qualified personnel on a basis competitive with industry practices. Stock options granted by UPFC pursuant to the Stock Incentive Plan help achieve this objective, and provide additional compensation to the officers to the extent that the price of the common stock increases over fair market value on the date of grant. Stock options have been granted to the executive officers and to other officers or key employees of UPFC. Through the Stock Incentive Plan, there will be an additional direct relationship between our performance and benefits to plan participants.

Eligible employees are also able to participate in our 401(k) Plan. The 401(k) Plan permits participants to make 401(k) contributions on a pretax basis. All employees of UPFC and its subsidiaries who are at least age 21 are eligible to participate in the 401(k) Plan on the first day of the month following the completion of six months of service. Participants can contribute up to 60% of their pretax compensation to the 401(k) Plan annually, subject to certain legal limitations. The 401(k) Plan also provides that UPFC and its subsidiaries will make a matching contribution on behalf of each eligible participant equal to 50% of the 401(k) contributions made by such participants, up to 6% of their individual compensation.

Through these various compensation programs, the Compensation Committee believes that we further our objectives of attracting, retaining and motivating the best-qualified executive officers and employees, and ultimately will serve to increase our profitability and maximize shareholder value.

COMPENSATION COMMITTEE

Mitchell G. Lynn, Chairman

Luis Maizel

Ron Duncanson

Performance Graph

The following graph compares, for the period from December 31, 2000 through December 31, 2005, the yearly percentage change in our cumulative total return on our common stock with the cumulative total return of the NASDAQ—Total US, an index consisting of Nasdaq-listed U.S.-based companies, the NASDAQ Financial Index, an index consisting of Nasdaq-listed financial services companies, and the SNL Autofinance Index, an index consisting of automobile finance companies. This graph assumes an initial investment of $100 and reinvestment of dividends. This graph is not necessarily indicative of future stock performance.

The graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.

	Period Ending
Index	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04	12/31/05
United PanAm Financial Corp.	100.00	517.33	666.67	1,780.27	2,033.07	2,759.47
NASDAQ Composite	100.00	79.18	54.44	82.09	89.59	91.54
SNL Autofinance Index	100.00	121.68	54.60	125.45	180.42	205.38

DISCUSSION OF PROPOSALS RECOMMENDED BY THE BOARD

Proposal 1: Elect Three Directors

At the Annual Meeting, three Class I directors are to be elected to serve until the annual meeting of shareholders to be held in 2008, or until election of their successors, or until they resign. Our Board of Directors has nominated three individuals to stand for re-election as Class I directors. Each of these nominees has been recommended by our Nominating Committee for election to our Board of Directors, and the Board of Directors has approved these nominees for such nomination. We know of no reason why any nominee may be unable to serve as a director if elected. If any nominee is unable to serve, your proxy may vote for another nominee proposed by the Board. If for any reason these nominees prove unable or unwilling to stand for election, the Board will nominate alternates.

The following sets forth the names of the three (3) persons nominated by the Board to serve as Class I directors:

Class I Nominees

Giles H. Bateman

Ron R. Duncanson

Mitchell G. Lynn

For information about these nominees, please refer to the biographies set forth above.

The Board recommends that you vote “FOR” the election of all three Class I Nominees for director.

Proposal 2: Ratify Selection of Independent Public Accountants for 2006

The Audit Committee has appointed Grobstein, Horwath & Company LLP (“Grobstein”) as our independent public accountants for the year ending December 31, 2006, and shareholders are being asked to ratify the appointment. Grobstein, our accountants for the year ended December 31, 2005, performed audit services for 2006 which included the examination of the consolidated financial statements and services related to filings with the SEC. All professional services rendered by Grobstein during 2005 were furnished at customary rates and terms. Representatives of Grobstein will be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders.

The Board recommends that you vote “FOR” ratification of the selection of Grobstein as Independent Public Accountants for the year ending December 31, 2006.

OTHER BUSINESS

We know of no other business which will be presented for consideration at the Annual Meeting other than as stated in the Notice of Meeting. If, however, other matters are properly brought before the meeting, it is the intention of the persons named as proxies in the enclosed proxy card to vote the shares represented thereby in accordance with their best judgment and in their discretion, and authority to do so is included in the proxy.

INFORMATION ABOUT SHAREHOLDER PROPOSALS

Under certain circumstances, shareholders are entitled to present proposals at shareholder meetings. If you wish to submit a proposal to be included in our 2007 proxy statement, we must receive it, in a form which complies with the applicable securities laws, on or before January 17, 2007. In addition, in the event a shareholder proposal is not submitted to us on or before April 3, 2007, the proxy to be solicited by the Board of Directors for the 2007 Annual Meeting will confer authority on the holders of the proxy to vote the shares in accordance with their best judgment and discretion if the proposal is presented at the 2007 Annual Meeting without any discussion of the proposal in the proxy statement for such meeting. Please address your proposals to: United PanAm Financial Corp., 3990 Westerly Place, Suite 200, Newport Beach, California, 92660 Attn: Corporate Secretary.

By Order of the Board of Directors,

Ray C. Thousand
President, Chief Executive Officer and Secretary

May 17, 2006

UNITED PANAM FINANCIAL CORP.

PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD JUNE 22, 2006

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Guillermo Bron and Ray C. Thousand, and each of them, the attorneys, agents and proxies of the undersigned, with full powers of substitution to each, to attend and act as proxy or proxies of the undersigned at the Annual Meeting of Shareholders of United PanAm Financial Corp. to be held at United PanAm Financial Corp. on Thursday, June 22, 2006 at 9:00 a.m., and at any and all adjournments thereof, and to vote as specified herein the number of shares which the undersigned, if personally present, would be entitled to vote.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS NOMINATED BY THE BOARD OF DIRECTORS AND “FOR” RATIFICATION OF THE APPOINTMENT OF GROBSTEIN, HORWATH & COMPANY LLP AS OUR INDEPENDENT PUBLIC ACCOUNTANTS FOR THE YEAR ENDING DECEMBER 31, 2006. THE PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, IT WILL BE VOTED “FOR” THE ELECTION OF DIRECTORS NOMINATED BY THE BOARD OF DIRECTORS AND “FOR” RATIFICATION OF THE APPOINTMENT OF GROBSTEIN, HORWATH & COMPANY LLP AS OUR INDEPENDENT PUBLIC ACCOUNTANTS FOR THE YEAR ENDING DECEMBER 31, 2006.

PLEASE SIGN AND DATE ON REVERSE SIDE

Please Detach Here

Δ You Must Detach This Portion of the Proxy Card Δ

Before Returning it in the Enclosed Envelope

(continued from other side)

1.	ELECTION OF DIRECTORS.

NOMINEES:    1. Ron R. Duncanson        2. Mitchell G. Lynn        3. Giles H. Bateman

☐	FOR all nominees ☐ WITHHOLD AUTHORITY to vote for all nominees.

☐	FOR all except:

2.	RATIFICATION OF APPOINTMENT OF Grobstein, Horwath & Company LLP as independent public accountants of UPFC for the year ending December 31, 2006.	FOR ☐	AGAINST ☐	ABSTAIN ☐

3.	OTHER BUSINESS. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting and at any and all adjournments thereof. The Board of Directors at present knows of no other business to be presented by or on behalf of UPFC or the Board of Directors at the meeting.

I(WE) WILL	☐ WILL NOT ☐ ATTEND THE MEETING IN PERSON.

PLEASE SIGN AND DATE BELOW

The undersigned hereby ratifies and confirms all that the attorneys and proxies, or any of them, or their substitutes, shall lawfully do or cause to be done by virtue hereof, and hereby revokes any and all proxies heretofore given by the undersigned to vote at the meeting. The undersigned acknowledges receipt of the Notice of Annual Meeting and the Proxy Statement accompanying such notice.

	Dated:	, 2006

Signed:

Signed:

Please date this proxy card and sign above exactly as your name appears on this card. Joint owners should each sign personally. Corporate proxies should be signed by an authorized officer. Executors, administrators, trustees, etc., should give their full titles.